UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2016

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30831 Huntwood Avenue
Hayward, California 94544
(Address of principal executive offices)
Registrant’s telephone number, including area code: (510) 240-6000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On August 3, 2016, Impax Laboratories, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of certain assets (the “Assets”) related to (i) 15 marketed generic pharmaceutical products, (ii) one approved generic product and two approved strengths of a currently marketed product, which have not yet launched, (iii) one pipeline generic product and one pipeline strength of a currently marketed product, which are pending approval by the U.S. Food and Drug Administration and (iv) one generic product under development (collectively (i) through (iv), the “Products”) and assumption of certain liabilities related to the Assets and the Products (the “Transaction”), pursuant to the Asset Purchase Agreement, dated as of June 20, 2016, as amended on June 30, 2016 (the “Teva APA”), with Teva Pharmaceutical Industries Ltd., acting directly or through its affiliates and an Asset Purchase Agreement, dated as of June 20, 2016, as amended on June 30, 2016 (the “Allergan APA”), with affiliates of Allergan plc including Actavis Elizabeth LLC, Actavis Group PTC Ehf., Actavis Holdco US, Inc., Actavis LLC, Actavis Mid Atlantic LLC, Actavis Pharma, Inc., Actavis South Atlantic LLC, Andrx LLC, Breath Ltd., The Rugby Group, Inc. and Watson Laboratories, Inc. The aggregate purchase price for the Assets pursuant to the terms of the Teva APA and Allergan APA (each an “APA” and collectively, the “APAs”) is $586 million in cash, including an upfront payment payable to Teva Pharmaceuticals USA, Inc. (“Teva USA”) pursuant to the Termination Agreement, dated as of June 20, 2016, between the Company and Teva USA, in respect of the rights and obligations of each party with respect to Methylphenidate HCl ER (generic Concerta®) under the Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva USA. The Company financed the Transaction from cash on hand and borrowings under its term loan credit facility as discussed below in Item 2.03.

The list of approved and marketed Products and approved but not yet launched Products acquired in the Transaction is as follows:

Generic	Form	Strengths	Brand
Approved and Launched
Acitretin	IR Capsule	10mg; 17.5mg; 22.5mg; 25mg	Soriatane®
Alendronate Sodium	IR Tablet	5mg; 10mg; 35mg; 40mg; 70mg	Fosamax®
Budesonide	Inhalation Suspension	0.25mg/2ml; 0.5mg/2ml	Pulmicort Respules®
Buspirone HCl	IR Tablet	5mg; 10mg; 15mg	Buspar®
Desmopressin Acetate	IR Tablet	0.1mg; 0.2mg	DDAVP®
Dexmethylphenidate HCl	ER Capsule	5mg; 10mg; 15mg; 20mg; 30mg	Focalin XR®
Epirubicin HCl	Injectable	50mg/25ml (2mg/ml); 200mg/100ml (2mg/ml)	Ellence®
Glyburide/Metformin HCl	IR Tablet	1.25mg/250mg; 2.5mg/500mg; 5mg/500mg	Glucovance®
Hydroxyzine Pamoate	IR Capsule	25mg; 50mg	Vistaril®
Levalbuterol HCl	Inhalation Solution	0.0103%; 0.021%; 0.042%	Xopenex®
Metoclopramide HCl	IR Tablet	5mg; 10mg	Reglan®
Mirtazapine	ODT	15mg; 30mg; 45mg	Remeron® SolTab
Nabumetone	IR Tablet	500mg; 750mg	Relafen®
Nitrofurantoin, Macrocrystalline	IR Capsule	50mg; 100mg	Macrodantin®
Propranolol HCl	IR Tablet	10mg; 20mg; 40mg; 60mg; 80mg	Inderal®
Approved Not Yet Launched
Dexmethylphenidate HCl (tentative approval only)	ER Capsule	25mg; 35mg	Focalin XR®
Fluocinonide	Cream (Emulsified Base)	0.05%	Lidex-E®

The foregoing description of the APAs and the Transaction do not purport to be complete and are qualified in its entirety by reference to the full text of the APAs, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 3, 2016, the Company entered into a restatement agreement (the “Restatement Agreement”), among the Company, the guarantors party thereto, Royal Bank of Canada, as administrative agent, and the lenders party thereto. The Restatement Agreement amends and restates the Credit Agreement, dated as of August 4, 2015 (the “Prior Credit Agreement”), among the Company, as borrower, Royal Bank of Canada, as administrative agent and collateral agent, the lenders party thereto, and the other agents and parties party thereto.

The Restatement Agreement amends and restates the Prior Credit Agreement (as amended and restated, the “Amended and Restated Credit Agreement”) to, among other things, (i) add a term loan feature to allow for the borrowing of up to $400 million of term loans (the “Term Loan Facility”), by the Company in accordance with the terms of the Amended and Restated Credit Agreement and (ii) increase the aggregate principal amount of the revolving loans permitted under the Amended and Restated Credit Agreement (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”), from $100 million to $200 million and extend the maturity date of the Revolving Credit Facility from August 4, 2020 to August 3, 2021.

Borrowings under the Amended and Restated Credit Agreement will accrue interest at a rate equal to LIBOR or the base rate, plus an applicable margin. The applicable margin may be increased or reduced by 0.25% based on the Company’s total net leverage ratio.

Up to $12.5 million of the Revolving Credit Facility is available for issuances of letters of credit and any such issuance of letters of credit will reduce the amount available under the Revolving Credit Facility on a dollar-for-dollar basis. The Company is required to pay a commitment fee to the lenders on the average daily unused portion of the Revolving Credit Facility at 0.50% or 0.375% per annum, depending on the Company’s total net leverage ratio.

The Amended and Restated Credit Agreement contains certain negative covenants (subject to exceptions, materiality thresholds and other allowances) including, without limitation, negative covenants that limit the Company’s and its restricted subsidiaries’ ability to incur additional debt, guarantee other obligations, grant liens on assets, make loans, acquisitions or other investments, dispose of assets, make optional payments in connection with or modify certain debt instruments, pay dividends or make other payments on capital stock, engage in mergers or consolidations, enter into arrangements that restrict the Company’s and its restricted subsidiaries’ ability to pay dividends or grant liens, engage in transactions with affiliates, or change its fiscal year. The Amended and Restated Credit Agreement also includes a financial maintenance covenant whereby the Company must not permit its total net leverage ratio in any 12-month period to exceed 5.00:1.00, as tested at the end of each fiscal quarter.

The Amended and Restated Credit Agreement contains events of default, including, without limitation (subject to customary grace periods and materiality thresholds), events of default upon (i) the failure to make payments pursuant to the terms of the Amended and Restated Credit Agreement, (ii) violation of covenants, (iii) incorrectness of representations and warranties, (iv) cross-default and cross-acceleration to other material indebtedness, (v) bankruptcy events, (vi) material monetary judgments (to the extent not covered by insurance), (vii) certain matters arising under the Employee Retirement Income Security Act of 1974, as amended, that could reasonably be expected to result in a material adverse effect, (viii) the actual or asserted invalidity of the documents governing the Credit Facilities, any material guarantees or the security interests (including priority thereof) required under the Amended and Restated Credit Agreement and (ix) the occurrence of a change of control (as defined therein). Upon the occurrence of certain events of default, the obligations under the Amended and Restated Credit Agreement may be accelerated and any remaining commitments thereunder may be terminated.

Proceeds from the Term Loan Facility were used to finance the Transaction. The Revolving Credit Facility is available for working capital and other general corporate purposes.

The foregoing description of the Restatement Agreement and related matters is qualified in its entirety by reference to the Restatement Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.
The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b)    Pro Forma Financial Information.
The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAX LABORATORIES, INC.
Date: August 3, 2016	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President, Finance and Chief Financial Officer